EXHIBIT 10.9

               [Material marked with an asterisk has been omitted
                from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.]

December 8, 2000

To:     Mr. William Yotty
        CEO, PayStar Financial Services, Inc.
        1110 W. Kettleman Lane, Suite 48
        Lodi, CA 95240

From:   Mr. Jeffrey McKay
        President, Summit Technologies, LLC
        2400 Mauna Kea Drive
        Ceres, CA 95307

Re:     Purchase of PayStar Cashless ATM "Quick Cash" Scrip terminals by
Summit Technologies, LLC

Whereas; Summit Technologies, LLC, a California Limited Liability Company ("Summit"), desires to purchase certain Cashless ATM equipment ("Equipment") manufactured by PayStar Financial Services, Inc., a Nevada Corporation ("PayStar"), and

Whereas; the primary business of Summit is the purchase of electronic transactional equipment such as that offered by PayStar, or its subsidiaries, for sale to the general public and other business users.

Therefore; it is the intent of Summit to wholesale the PayStar Equipment to various retail distribution entities located throughout the United States. It is agreed:

     1. Summit shall be an authorized re-seller of the Cashless ATM "Quick Cash" Scrip terminals, manufactured by PayStar Financial Services, Inc.

     2. The Equipment to be sold by PayStar will be sold from inventory owned by PayStar without any encumbrances attached. All equipment that is sold from PayStar to Summit will be taken from an existing inventory of installed locations.

     3. The purchase price for the equipment paid by Summit which is sold out of existing inventory described in paragraph 2 shall be $* U.S., for each complete terminal package. A complete terminal package shall consist of one Nurit 2085+ Scrip Terminal with the SCP4-63c software package, a custom designed integrated stand, and a sinage package including banners, stickers, and a ceiling dangler. The purchase price also includes shipping and fulfilled installation of the ATM Scrip equipment package and will also incorporate a valid signed Merchant Services Agreement with a minimum of thirty-six months remaining on the Merchant Contract.

     4. With respect to pricing in paragraph of this agreement, Summit shall pay to PayStar an additional fee of $* for the first 1,000 packages purchased by Summit from PayStar. This fee is to offset locating sales commission payments previously paid by PayStar.

               [Material marked with an asterisk has been omitted
                from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.]

     5. Should Summit wish to purchase from PayStar merely the equipment package only, without a mer chant location agreement and uninstalled, the purchase price shall be $* plus $* shipping to the designated shipping address designated by Purchaser. In the event shipping costs to such address shall exceed the allowance, Summit agrees that it shall pay the difference.

     6. Summit and PayStar are of the opinion that all sales are deemed complete and final upon Summit making payment to PayStar, the funds clearing the bank, and title of the terminals transferred to Summit or its assignee.

     7. All machines purchased by Summit from PayStar shall be, at the date of sale from PayStar, in good working condition. Should Summit grant any warranties to any third party purchasers as Summit deems appropriate, all such warranties shall be the sole and exclusive warranties of Summit and not of PayStar.

     8. Summit shall be provided with an opportunity to perform such due diligence as may be necessary to determine the viability of the Equipment, the Merchant Services Agreement, or any other fact or matter concerning this business relationship. With respect to same PayStar will provide any and all information reasonably requested by Summit in the performance of this Agreement in a timely manner.

     9. This Agreement shall act both as a letter of intent and as an Interim general Agreement between the parties subject to the entry of a final definitive Agreement. All of the parties concerned recognize the concepts embodied in this letter may require a separate Agreement between the parties. In the event no other final definitive Agreement is concluded between the parties within thirty days from the date of this Agreement, this Agreement shall be further bound for a period of one year.


     Accepted and Agreed to this 15th day of January 2001.

     Summit Technologies, LLC              PayStar Financial Services, Inc.

     By: /s/ Jeffrey D. McKay              By: /s/ William D. Yotty, CEO
             Jeffrey D. Mckay, President           William D. Yotty, CEO